UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2010

SENECA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable	333-117633	54-2122988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street

Niagara Falls, NY (Seneca Nation Territory) 14303

(Address of principal executive

offices, with zip code)

(716) 299-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Supplemental Indenture

On November 18, 2010, Seneca Gaming Corporation (the “Company”) entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the indenture (the “2012 Notes Indenture”) governing its 7¼% Senior Notes due 2012 (the “2012 Notes”) following receipt of the requisite consents of the holders of the 2012 Notes in the Company’s cash tender offer for any and all of the 2012 Notes. The Third Supplemental Indenture eliminates substantially all of the restrictive covenants contained in the 2012 Notes Indenture and the 2012 Notes, eliminates certain events of default, modifies covenants regarding mergers and consolidations, and modifies or eliminates certain other provisions contained in the 2012 Notes Indenture and the 2012 Notes. The Third Supplemental Indenture became operative upon the acceptance by the Company of a majority of the outstanding 2012 Notes validly tendered by holders (and not validly withdrawn) prior to the Consent Payment Deadline (as defined below).

A copy of the Third Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Third Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Indenture

On November 18, 2010, the Company entered into an indenture (the “Indenture”) in connection with the Company’s offering of $325 million aggregate principal amount of its 8.25% Senior Notes due 2018 (the “2018 Notes”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”) and Seneca Niagara Falls Gaming Corporation (“SNFGC”), Seneca Territory Gaming Corporation (“STGC”), Seneca Erie Gaming Corporation (“SEGC”) and Lewiston Golf Course Corporation (“LGCC,” and together with SNFGC, STGC and SEGC, the “Guarantors”).

The 2018 Notes will bear interest at 8.25% per annum, payable semiannually in arrears on June 1 and December 1, commencing on June 1, 2011, and will mature on December 1, 2018.  The 2018 Notes are jointly and severally guaranteed on a senior unsecured basis by the Guarantors. The 2018 Notes are general senior obligations of the Company and rank equally in right of payment to the Company’s existing and future senior unsecured debt and senior in right of payment to the Company’s future debt that is expressly subordinated in right of payment to the 2018 Notes.  Each guarantee is unsecured and will rank equally with the Guarantor’s other senior indebtedness and senior to any subordinated indebtedness of the Guarantors. The 2018 Notes are effectively subordinated to the Company’s and Guarantor’s present and future secured indebtedness, including indebtedness under the Credit Agreement (as defined below), to the extent of the value of the collateral securing such indebtedness.

At any time prior to December 1, 2013, the Company may redeem up to 35% of the original aggregate principal amount of the 2018 Notes at a redemption price of 108.25% of the principal amount thereof, plus accrued and unpaid interest , if any, to the redemption date with the net cash proceeds of a distribution to the Company from a reserve account established in accordance with the terms of the Nation Agreement, dated as of November 18, 2010 (the “Nation Agreement”), among the Seneca Nation of Indians (the “Nation”), the Company, the

representative of the initial purchasers of the 2018 Notes, the administrative agent under the Credit Agreement and the Trustee.

On or after December 1, 2014, the Company may on any one or more occasions redeem all or a part of the 2018 Notes at the price set forth below, plus accrued and unpaid interest, if any, if redeemed during a 12-month period beginning on December 1 of the years indicated below:

Year	Percentage
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

Repurchase Offer upon a Change of Control

Upon the occurrence of a Change in Control (as defined in the Indenture), each holder of 2018 Notes may require the Company to repurchase all or a portion of the 2018 Notes in cash at a price equal to 101% of the principal amount of 2018 Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase. However, the Company’s obligations under the Credit Agreement limit its ability to repurchase the 2018 Notes prior to their maturity.

Other Covenants

The Indenture contains covenants that limit, among other things, the Company’s and certain of the Company’s subsidiaries’ ability to (1) incur additional indebtedness, (2) make distributions and certain other payments to the Nation, (3) make investments, (4) create liens, (5) incur dividend or other payments restrictions affecting the Company’s subsidiaries, (6) enter into certain transactions with affiliates, and (7) sell certain assets or merge with or into another person. The Indenture provides for events of default (subject in certain cases to grace periods,  cure periods and other exceptions), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments, certain events of bankruptcy and insolvency, a cessation of any material portion or aspect of gaming operations for a specified period at specified venues, any event that results in the inability to conduct Class III gaming at any of the specified venues for a specified period, failure of the lands on which specified venues are located to remain “Indian Lands” as they exist on the date of issuance of the 2018 Notes, and failure by the Nation to comply with any provision of the Nation Agreement for a specified period of time after notice.  Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% in principal amount of the then outstanding 2018 Notes may declare all the 2018 Notes to be due and payable immediately.

The offering and sale of the 2018 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered,

may not be reoffered or resold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Credit Agreement

Concurrently with the issuance of the 2018 Notes, the Company entered into a Credit Agreement, dated November 18, 2010 (the “Credit Agreement”), among the Company; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Book Manager; KeyBank National Association, as Joint Lead Arranger, Joint Book Manager and Syndication Agent; Commerzbank AG, New York and Grand Cayman Branches, as Joint Lead Arranger, Joint Book Manager and Documentation Agent; and RBS Citizens, N.A., as Documentation Agent, and the other lenders party thereto.

The Credit Agreement provides a term loan facility of $175 million and a revolving loan facility of $50 million. Upon request and subject to available commitments, the credit facility may be increased to $275 million, subject to satisfaction of certain conditions. The credit facilities have a five year term. The term loan facility was fully drawn on the issuance date of the 2018 Notes to pay the purchase price of the 2012 Notes validly tendered by holders pursuant to the tender offer and accepted by the Company, and amounts under this facility may not be reborrowed upon payment. The Company is required to make quarterly payments on the term loan facility sufficient to amortize 20% of the term loan facility each year, which amortization will be increased if the facility is increased.

Under the revolving credit facility, $50 million is available for standby letters of credit, and $15 million is available for same day, or swingline, loans, in each case subject to certain conditions. The amount available for standby letters of credit has been reduced by $17.4 million of letters of credit transferred from the Company’s existing loan agreement with KeyBank National Association, which loan agreement has been terminated as described below. The administrative agent or the letter of credit issuer may require, in certain circumstances, that the Company cash collateralize its obligations with respect to letters of credit issued under this facility and grant a security interest in such cash, deposit accounts and balances therein.

Borrowings under the revolving credit may be made in an aggregate amount not to exceed at any time outstanding the amount of each lender’s revolving credit commitment, subject to certain exceptions with respect to swing line loans. Amounts borrowed under the Credit Agreement bear interest at the Euro dollar rate as defined in the Credit Agreement, plus a margin which ranges between 2.75% and 1.25% based on a leverage grid, or the base rate, as defined in the Credit Agreement, plus a margin which ranges between 1.75% and 0.25% based on the same leverage grid.

The Credit Agreement provides that the Company will pay certain letter of credit fees, fronting fees, commitment fees, and other fees as provided in the fee letters with the respective parties.

The Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s gaming and related assets (including substantially all gaming revenues) not constituting real property or improvements. The Company’s obligations will be guaranteed by SNFGC, STGC, SEGC and LGCC. The obligations of SNFGC, STGC, SEGC and LGCC under the guarantees are secured by substantially all of each guarantor’s assets (including substantially all gaming revenues) not constituting real property or improvements.

The Credit Agreement also includes certain financial covenants requiring the Company to maintain a total leverage ratio (of total funded debt to consolidated EBITDA) of not more than 3.75 to 1.0 for the first three fiscal quarters following effectiveness of the Credit Agreement and decreasing on a step basis to 2.5 to 1.0 for the fiscal quarters ending after December 31, 2014 and a fixed charge coverage ratio of 1.05 to 1.0.

In addition, the Credit Agreement contains certain covenants customary for similar facilities, including negative and affirmative covenants including covenants that restrict the Company’s ability and the ability of its restricted subsidiaries to, among other things:

•                  create, incur, assume, or suffer to exist additional indebtedness or liens;

•                  make investments or loans or acquire any person or entity;

•                  enter into transactions with affiliates;

•                  enter into certain restrictive agreements;

•                  engage in mergers, acquisitions, consolidations and asset sales;

•                  repay, redeem, purchase or otherwise satisfy specified types of indebtedness, including the 2018 Notes;

•                  modify the terms of other indebtedness, including the 2018 Notes; and

•                  declare, pay or make certain distributions or dividends.

The Credit Agreement also contains events of default as are usual and customary for comparable facilities.

Item 1.02.              Termination of a Material Definitive Agreement

In connection with its entry into the Credit Agreement described above, on November 18, 2010 the Company terminated the loan agreement between it and KeyBank National Association (“KeyBank”), dated as of June 19, 2008, as amended (the “Loan Agreement), and other related documents.  Except for the letters of credit described under the heading “Credit Agreement” in Item 1.01 above, there were no amounts outstanding under the Loan Agreement.

KeyBank is a lender under the Credit Agreement and provides commercial banking services to the Company and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company or its subsidiaries.

KeyBank has received, and may in the future receive, customary compensation from the Company or its subsidiaries for such services.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated by reference.

Item 8.01.              Other Events.

On  November 18, 2010, the Company announced that it had closed a private placement of the 2018 Notes.  A copy of the press release announcing the closing of the private placement of the 2018 Notes is attached hereto as Exhibit 99.1 and is incorporated by reference.

In addition, on November 19, 2010, the Company announced that it accepted for purchase and payment (the “Initial Settlement”) $488,469,000 principal amount of its 2012 Notes that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on November 17, 2010 (the “Consent Payment Deadline”) pursuant to its previously announced tender offer and consent solicitation and paid the purchase price of the 2012 Notes tendered pursuant to the Initial Settlement. The tender offer will expire at 8:00 a.m., New York City time, on December 3, 2010 (the “Expiration Date”), unless extended by the Company. The Company intends to redeem any 2012 Notes not tendered by the Expiration Date. A copy of the press release announcing the Initial Settlement of the 2012 Notes is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of November 18, 2010, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, to the Indenture, dated as of May 5, 2004, as supplemented by a Supplemental Indenture, dated as of May 23, 2005 and a Second Supplemental Indenture, dated December 28, 2007, among the Company, the guarantors named therein and the trustee.

99.1	Press Release, dated November 18, 2010, announcing the completion of the offering of an aggregate principal amount of $325 million of the Company’s 8.25% Senior Notes due 2018.

99.2	Press Release, dated November 19, 2010, announcing the acceptance of the Company’s 7¼% Senior Notes due 2012 in the Company’s tender offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION

Date: November 19, 2010	By:	/s/ Lee Shannon
Lee Shannon
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of November 18, 2010, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, to the Indenture, dated as of May 5, 2004, as supplemented by a Supplemental Indenture, dated as of May 23, 2005 and a Second Supplemental Indenture, dated December 28, 2007, among the Company, the guarantors named therein and the trustee.

99.1	Press Release, dated November 18, 2010, announcing the completion of the offering of an aggregate principal amount of $325 million of the Company’s 8.25% Senior Notes due 2018.

99.2	Press Release, dated November 19, 2010, announcing the acceptance of the Company’s 7¼% Senior Notes due 2012 in the Company’s tender offer and consent solicitation.